                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                       ----------------------------------

                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2000

                               TBM HOLDINGS, INC.

--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                Florida                                 0-18707                              59-2824411
                -------                                 -------                              ----------
     (State or Other Jurisdiction                     (Commission                           (IRS Employer
           of Incorporation)                         File Number)                        Identification No.)

136 Main Street, Westport, Connecticut                                                           06880
--------------------------------------                                                           -----
(Address of Principal Executive Office)                                                        (Zip Code)

Registrant's telephone number, including area code                                           (203) 227-6140
                                                                                             --------------


                                       N/A

--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

              This Amendment is being filed by TBM Holdings, Inc., a Florida corporation ("TBM"), as an amendment to its Current Report on Form 8-K dated May 16, 2000, as filed with the Securities and Exchange Commission on May 24, 2000, to include the financial information required by Items 310(c) and 310(d) of Regulation S-B, under Item 7 of Form 8-K.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

              Item 7(a)    Financial Statements of Business Acquired.

              Financial Information                                                              Page
              ---------------------                                                              ----

              Financial Statements                                                               F-1
              Independent Auditors' Report                                                       F-2
              Balance Sheets as of December 31, 1999 and 1998                                    F-3
              Statements of Operations and Retained Earnings
                  for the years ended  December 31, 1999 and 1998                                F-4
              Statements of Cash Flows
                  for the years ended December 31, 1999 and 1998                                 F-5
              Notes to Financial Statements                                                      F-6
              Balance Sheets as of April 1, 2000 (Unaudited) and
                  December 31, 1999                                                              F-12
              Statements of Operations and Retained Earnings (Deficit) for the
                  three months ended April 1, 2000 and March 31, 1999 (Unaudited)                F-13
              Statements of Cash Flows for the three
                  months ended April 1, 2000 and March 31, 1999 (Unaudited)                      F-14
              Notes to Unaudited Financial Statements                                            F-15

              Item 7(b)    Pro Forma Financial Information.

              Financial Information                                                              Page
              ---------------------                                                              ----

              Unaudited Pro Forma Financial Statements                                           F-19
              TBM Holdings, Inc. Condensed Consolidated
                  Unaudited Pro Forma Balance Sheet as of April 1, 2000                          F-20
              TBM Holdings, Inc. Condensed Consolidated Unaudited Pro Forma
                  Statement of Operations and Retained Earnings (Deficit) for
                  the three-month period ended April 1, 2000                                     F-21
              TBM Holdings, Inc. Condensed Consolidated Unaudited Pro Forma
                  Statement of Operations for the year ended January 1, 2000                     F-22
              TBM Holdings, Inc. Notes to Condensed Consolidated
                  Unaudited Pro Forma Financial Statements                                       F-23

              Item 7(c)    Exhibits.

              Exhibit No.  Description

                  2 Stock Purchase Agreement, dated as of May 16, 2000, by and among Long Reach Holdings, Inc., United Dominion Industries, Inc. and Lee Engineering Company, Inc., previously filed as an exhibit to Form 8-K dated May 16, 2000, filed with the Commission on May 24, 2000.

                  10 Amendment Two to Loan and Security Agreement, dated as of May 16, 2000, between Long Reach Holdings, Inc. and Bank One, Texas, N.A., previously filed as an exhibit to Form 8-K dated May 16, 2000, filed with the Commission on May 24, 2000.

                  23       Consent of KPMG.

                  99 Press Release dated May 18, 2000, previously filed as an exhibit to Form 8-K dated May 16, 2000, filed with the Commission on May 24, 2000.

                            LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                              Financial Statements

                           December 31, 1999 and 1998

                   (With Independent Auditors' Report Thereon)

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholder
Lee Engineering Company, Inc.:

We have audited the accompanying balance sheets of Lee Engineering Company, Inc. as of December 31, 1999 and 1998, and the related statements of operations and retained earnings (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lee Engineering Company, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

Charlotte, North Carolina
June 2, 2000                                              KPMG LLP

                         LEE ENGINEERING COMPANY, INC.
        (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                                Balance Sheets

                          December 31, 1999 and 1998

                                     ASSETS                                                   1999                     1998
                                                                                           --------------          -------------

Current assets:
 Trade accounts receivable, less allowance for doubtful
  accounts of  $57,535 and $68,800 for 1999 and 1998, respectively                       $    2,096,923              1,952,069
 Inventories (note 2)                                                                         2,363,802              2,504,906
 Deferred income taxes (note 4)                                                                  73,694                 79,458
 Prepaid expenses and other current assets                                                       34,207                117,582
                                                                                           --------------          -------------
          Total current assets                                                                4,568,626              4,654,015

Property, plant and equipment, net (note 3)                                                     683,203                751,930
Goodwill, net of accumulated amortization of $320,121 and
 $210,693 for 1999 and 1998, respectively                                                     4,048,661              4,158,089
Deferred income taxes (note 4)                                                                   79,378                 74,017
                                                                                           --------------          -------------
                                                                                         $    9,379,868              9,638,051
                                                                                           ==============          =============

                      LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
 Bank overdraft                                                                          $      146,080                141,066
 Accounts payable                                                                             1,637,445              1,655,026
 Accrued liabilities                                                                            473,060              1,233,685
                                                                                           --------------          -------------
          Total liabilities                                                                   2,256,585              3,029,777

Stockholder's equity:
 Class A common stock; $1 par value; 1,000 shares issued
  and outstanding as of December 31, 1999 and 1998 (note 9)                                       1,000                  1,000
 Additional paid-in-capital                                                                   7,551,094              7,551,094
 Retained (deficit) earnings                                                                   (167,490)               752,489
                                                                                           --------------          -------------
                                                                                              7,384,604              8,304,583

 Net transactions with parent                                                                  (261,321)            (1,696,309)
                                                                                           --------------          -------------
          Total stockholder's equity                                                          7,123,283              6,608,274

Commitments and contingencies (notes 5 and 8)
                                                                                           --------------          -------------
          Total liabilities and stockholder's equity                                     $    9,379,868              9,638,051
                                                                                           ==============          =============


See accompanying notes to financial statements.

                         LEE ENGINEERING COMPANY, INC.
        (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

            Statements of Operations and Retained Earnings (Deficit)

                For the years ended December 31, 1999 and 1998

                                                                                     1999                 1998
                                                                           ---------------------      --------------
Net sales                                                               $           16,833,797          17,737,787
Cost of goods sold                                                                  12,688,422          12,979,559
                                                                           ---------------------      --------------

          Gross profit                                                               4,145,375           4,758,228

Selling, general and administrative expenses                                         5,281,551           4,662,835
                                                                           ---------------------      --------------
          (Loss) income from operations                                             (1,136,176)             95,393

Other expenses                                                                         291,643             430,422
                                                                           ---------------------      --------------

          Loss before income taxes                                                  (1,427,819)           (335,029)

Income tax benefit (note 4)                                                            507,840              82,016
                                                                           ---------------------      --------------

          Net loss                                                                    (919,979)           (253,013)

Retained earnings at beginning of year                                                 752,489           1,005,502
                                                                           ---------------------      --------------

Retained (deficit) earnings at end of year                              $             (167,490)            752,489
                                                                           =====================      ==============


See accompanying notes to financial statements.

                         LEE ENGINEERING COMPANY, INC.
        (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                           Statements of Cash Flows

                For the years ended December 31, 1999 and 1998


                                                                        1999           1998
                                                                    -----------    ----------
Net loss                                                          $   (919,979)     (253,013)
Cash flows from operating activities:
 Adjustments to reconcile net earnings to net cash provided
  by operating activities:
   Depreciation and amortization                                       302,100       300,785
   Cash provided by (used for) changes in:
    Accounts receivable, net                                          (144,854)       14,931
    Inventories                                                        141,104      (528,906)
    Deferred taxes                                                         403       (24,506)
    Prepaid expenses and other current assets                           83,375      (202,551)
    Accounts payable and accrued expenses                             (778,206)    1,220,370
                                                                    -----------    ----------
     Net cash used in (provided by) operating activities            (1,316,057)      527,110

Cash flows from investing activities:
 Proceeds from sale of equipment                                        90,563         4,778
 Capital expenditures                                                 (214,508)     (188,273)
                                                                    -----------    ----------
     Net cash used in investing activities                            (123,945)     (183,495)
                                                                    -----------    ----------

Cash flows from financing activities:
 Bank overdraft                                                          5,014       (22,934)
 Net (increase) decrease in net transactions with parent             1,434,988      (320,681)
     Net cash provided by (used in) financing activities             1,440,002      (343,615)
                                                                    -----------    ----------
Net increase (decrease) in cash                                             --            --

Cash at beginning of year                                                   --            --
                                                                    -----------    ----------
Cash at end of year                                               $         --            --
                                                                    ===========    ==========


See accompanying notes to financial statements.

                         LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    DESCRIPTION OF BUSINESS

              Lee Engineering Company, Inc. (the "Company") is a subsidiary of United Dominion Industries, Inc. ("UDI" or "the Parent"). The Company manufactures material handling and ergonomic work positioning equipment, and is located in Pawtucket, Rhode Island.

              As a result of the Company's relationship with UDI, the financial position and results of operations are not necessarily indicative of what actually would have occurred if the Company were a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

       (b)    INVENTORIES

              Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market. Inventory cost includes material, labor, and manufacturing overhead.

       (c)    PROPERTY, PLANT AND EQUIPMENT

              Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:

                 Machinery and equipment                               5 years
                 Furniture and fixtures                                5 years
                 Leasehold improvements                               39 years
                 Automobiles                                           5 years
                 Computer equipment                                    5 years

       (d)    GOODWILL

              Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 40 years, the expected periods to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

                         LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       (e)    RESEARCH AND DEVELOPMENT AND ADVERTISING

              Research and development and advertising costs are charged to expense as incurred.

       (f)    INCOME TAXES

              The Company does not file separate income tax returns but, instead, files as part of the consolidated UDI return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

       (g)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

       (h)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Financial instruments that potentially subject the Company to concentrations of credit risks are primarily trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition. Allowances are provided for risks inherent in receivables.

       (i)    REVENUE RECOGNITION

              The Company recognizes revenue and related expenses upon the shipment of products.

(2)    INVENTORIES

       Inventories consist of the following at December 31, 1999 and 1998:

                                                                                  1999                  1998
                                                                            ------------------    -----------------
       Raw materials                                                     $       1,631,329             1,699,253
       Work-in-process                                                             653,073               710,653
       Finished goods                                                               79,400                95,000
                                                                            ------------------    -----------------
                                                                         $       2,363,802             2,504,906
                                                                            ==================    =================

                         LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(3)    PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following at December 31, 1999 and 1998:

                                                                                  1999              1998
                                                                            -----------------  ----------------
       Machinery and equipment                                           $       1,262,357          1,243,661
       Furniture and fixtures                                                      144,422            128,288
       Leasehold improvements                                                      254,882            240,614
       Computer equipment                                                          368,001            318,932
       Automobiles                                                                  25,778                 --
                                                                            -----------------  ----------------
                                                                                 2,055,440          1,931,495
       Less accumulated depreciation                                            (1,372,237)        (1,179,565)
                                                                            -----------------  ----------------

                                                                         $         683,203            751,930
                                                                            =================  ================

(4)    INCOME TAXES

       Income tax expense (benefit) attributable to income from continuing operations consists of the following at December 31, 1999 and 1998:

                                                              CURRENT                DEFERRED                 TOTAL
                                                          -----------------       ---------------        ----------------
         Year ended December 31, 1999:
             Federal                                 $        (429,851)                    341               (429,510)
             State and local                                   (78,392)                     62                (78,330)
                                                          -----------------       ---------------        ----------------
                                                     $        (508,243)                    403               (507,840)
                                                          =================       ===============        ================

                                                              CURRENT                DEFERRED                 TOTAL
                                                          -----------------       ---------------        ----------------
         Year ended December 31, 1998:
             Federal                                 $         (48,640)                (20,726)               (69,366)
             State and local                                    (8,870)                 (3,780)               (12,650)
                                                          -----------------       ---------------        ----------------
                                                     $         (57,510)                (24,506)               (82,016)
                                                          =================       ===============        ================

       The amount of UDI's consolidated current and deferred tax expense (benefit) was allocated to the Company using a separate-return method by applying the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, to the Company as if the Company were a separate taxpayer. The income tax benefit of net operating losses have been fully utilized by UDI as of December 31, 1999.

                         LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

       Income tax benefit differed from the amounts computed by applying the U.S. federal income tax rate of 35% to pretax income from continuing operations as a result of the following:

                                                                                          1999               1998
                                                                                     ---------------     --------------
          Computed "expected" tax benefit                                         $     (499,737)           (117,260)
          Increase (reduction) in income taxes resulting from:
               Non-deductible goodwill                                                    38,300              38,300
               State and local taxes                                                     (50,915)             (8,223)
               Other                                                                       4,512               5,167
                                                                                     ---------------     --------------

                                                                                  $     (507,840)            (82,016)
                                                                                     ===============     ==============

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1999 and 1998 are presented below.


                                                                                          1999               1998
                                                                                     ---------------     --------------
          Deferred tax assets:
              Accounts receivable principally due to
                  allowance for doubtful accounts                                 $       22,381              26,452
              Capitalized production costs                                                24,372              22,605
              Accrued vacation                                                            26,941              30,401
              Plant and equipment principally due to differences in
                depreciation                                                              79,378              74,017
                                                                                     ---------------     --------------
                           Total gross deferred tax assets                               153,072             153,475
          Less valuation allowance                                                            --                  --
                                                                                     ---------------     --------------

                           Net deferred tax assets                                $      153,072             153,475
                                                                                     ===============     ==============

                         LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(5)    LEASES

      The Company has several noncancelable operating leases, primarily for office space and office equipment. The following is a schedule of future annual rental payments to be paid by the Company under noncancelable operating leases in effect as of December 31, 1999:

                              2000                $        196,675
                              2001                             875
                                                     ---------------

                              Total               $        197,550
                                                     ===============

      Rent expense for 1999 and 1998 is $201,850 and $265,000, respectively.

(6)    TRANSACTIONS WITH PARENT

       On January 1, 1997, UDI acquired the net assets of the Company for a purchase price of $7,552,094 including approximately $4,368,782 of goodwill. This acquisition of the Company by UDI was accounted for under the purchase method of accounting and all purchase accounting adjustments for the acquisition have been recognized by the Company.

       The financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by UDI for all periods presented that have been allocated to the Company. Such allocations are included in the Company's statements of operations and retained earnings and amounted to $1,519,917 and $377,431 in 1999 and 1998 respectively. In management's opinion, the basis for the allocation of such costs is reasonable and is based upon the ratio of the total direct operating costs incurred by the Company to total UDI direct operating costs. However, the expenses allocated to the Company, although made on a basis management believes is reasonable, may not necessarily be representative of amounts the Company would have incurred on a stand-alone basis.

       UDI provides cash management services for the Company on a centralized basis. During the course of the year, cash is received for the Company's operations on a daily basis and UDI funds disbursements on an as needed basis. Such activity together with the allocated costs described above are reflected in the parent company's net advances and are non-interest bearing and have no defined repayment terms and accordingly, have been classified as a separate component of stockholder's equity.

                         LEE ENGINEERING COMPANY, INC.

         (A Wholly-Owned Subsidiary of United Dominion Industries, Inc.)

                          Notes to Financial Statements

                           December 31, 1999 and 1998

(7)    EMPLOYEE BENEFITS

       The Company participates with certain affiliated companies in the UDI defined benefit pension plan and defined contribution retirement plan that cover substantially all salaried and certain hourly-paid employees. Additionally, the Company participates in the UDI medical plans, life insurance, disability plans and other health and welfare benefit plans. The Parent determines the Company's share of these liabilities and allocates the liability to the Company through non-cash charges (see note
       6). Expenses for employee benefits amounted to $1,301,826 and $1,506,102 for the years ended December 31, 1999 and 1998, respectively.

(8)    COMMITMENTS AND CONTINGENCIES

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(9)    SUBSEQUENT EVENT

       On May 16, 2000, TBM Holdings, Inc., a Florida corporation, through its wholly-owned subsidiary, Long Reach Holdings, Inc. ("LRH"), a Delaware corporation, acquired the Company pursuant to a stock purchase agreement. The acquisition was effected by LRH's purchase of all of the outstanding common stock of the Company from UDI.

                         LEE ENGINEERING COMPANY, INC.
                                BALANCE SHEETS
                (In thousands, except share and per share data)


                                                                  APRIL 1,      DECEMBER 31,
                                                                    2000            1999
                                                                    ----            ----
                                                                  (unaudited)
                                     ASSETS
Current assets:
   Cash and cash equivalents                                     $     4        $    -
   Trade accounts receivable, net                                  2,174          2,097
   Inventories                                                     2,203          2,364
   Deferred income taxes                                              74             74
   Prepaid expenses and other current assets                          30             34
                                                                 ---------      ---------
     Total current assets                                          4,485          4,569
   Property, plant and equipment, net                                641            683
   Goodwill, net                                                   4,021          4,049
   Deferred income taxes                                              79             79
                                                                 ---------      ---------
     Total assets                                                $ 9,226        $ 9,380
                                                                 =========      =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                              $ 1,497        $ 1,638
   Accrued liabilities                                               800            473
   Bank overdraft                                                     -             146
                                                                 ---------      ---------
     Total liabilities                                             2,297          2,257

Stockholders' equity:
   Class A common stock; $1 par value; 1,000 shares issued
     and outstanding                                                   1              1
   Additional paid-in capital                                      7,551          7,551
   Retained deficit                                                 (617)          (168)
                                                                 ---------      ---------
                                                                   6,935          7,384
Net transactions with Parent                                          (6)          (261)
                                                                 ---------      ---------
     Total stockholders' equity                                    6,929          7,123
Commitments and contingencies
     Total liabilities and stockholders' equity                  $ 9,226        $ 9,380
                                                                 =========      =========

                See accompanying notes to unaudited financial statements.

                         LEE ENGINEERING COMPANY, INC.
            STATEMENTS OF OPERATIONS AND RETAINED EARNINGS (DEFICIT)
                                (In thousands)
                                  (unaudited)

                                                                   THREE MONTHS ENDED
                                                               --------------------------
                                                                APRIL 1,       MARCH 31,
                                                                  2000            1999
                                                                  ----            ----
Net Sales                                                      $ 4,624        $  4,316
Cost of Sales                                                    3,942           3,241
                                                               --------       ----------
     Gross Profit                                                  682           1,075

Selling, general and administrative expenses                     1,131           1,434
                                                               --------       ----------
     Loss from operations                                         (449)           (359)
Income tax benefit                                                  --            (128)
                                                               --------       ----------
     Net loss                                                  $  (449)       $   (231)

Retained earnings (deficit) at beginning
  of period                                                       (168)            752
                                                               --------       ----------
Retained (deficit) earnings at end
  of period                                                       (617)            421
                                                               ========       ==========


                See accompanying notes to unaudited financial statements.

                         LEE ENGINEERING COMPANY, INC.
                            STATEMENTS OF CASH FLOWS
                                (In thousands)
                                  (unaudited)

                                                                                     THREE MONTHS ENDED
                                                                              --------------------------------
                                                                                 APRIL 1,          MARCH 31,
                                                                                  2000               1999
                                                                                  ----               ----
Cash flows from operating activities:
  Net loss                                                                    $   (449)         $    (231)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization                                                     75                 80
  Deferred income taxes                                                            -                  -
  Inventory obsolescence expense                                                   353                -

Changes in working capital components                                              (79)            (1,098)
                                                                              ----------        -----------
     Net cash used in operating activities                                        (100)            (1,249)
Cash flows from investing activities -
  Capital expenditures for property, plant and equipment, net                       (5)              (112)

Cash flows from financing activities:
  Change in bank overdraft payable                                                (146)              (141)
  Net increase in net transactions with Parent                                     255              1,696
                                                                              ----------        -----------
     Net cash provided by financing activities                                     109              1,555
                                                                              ----------        -----------
     Net increase in cash                                                            4                194
                                                                              ----------        -----------
Cash at beginning of period                                                        -                  -
                                                                              ----------        -----------
Cash at end of period                                                         $      4          $     194
                                                                              ==========        ===========

           See accompanying notes to unaudited financial statements.

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

The financial statements included herein have been prepared by Lee Engineering Company, Inc. (the "Company"), without audit, pursuant to rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments (consisting of normal recurring accruals) which are, in the opinion of management, necessary to fairly present such information. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in financial statements prepared in accordance with generally accepted accounting policies have been omitted pursuant to such rules and regulations. These interim financial statements should be read in conjunction with the Company's most recently audited financial statements included herein.

(1)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       (a)    DESCRIPTION OF BUSINESS

              The Company is a subsidiary of United Dominion Industries, Inc. ("UDI" or "the Parent"). The Company manufactures material handling and ergonomic work positioning equipment, and is located in Pawtucket, Rhode Island.

              As a result of the Company's relationship with UDI, the financial position and results of operations are not necessarily indicative of what actually would have occurred if the Company were a stand-alone entity. Additionally, these financial statements are not necessarily indicative of future financial position or results of operations.

       (b)    INVENTORIES

              Inventories are stated at the lower of standard cost (which approximates cost on a first-in, first-out basis) or market. Inventory cost includes material, labor, and manufacturing overhead.

       (c)    PROPERTY, PLANT AND EQUIPMENT

              Property, plant and equipment are stated at cost. Depreciation on plant and equipment is calculated on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are as follows:


                 Machinery and equipment                               5 years
                 Furniture and fixtures                                5 years
                 Leasehold improvements                               39 years
                 Automobiles                                           5 years
                 Computer equipment                                    5 years

       (d)    GOODWILL

              Goodwill, which represents the excess of purchase price over fair value of net assets acquired, is amortized on a straight-line basis over 40 years, the expected periods to be benefited. The Company assesses the recoverability of this intangible asset by determining whether the amortization of the goodwill balance over its remaining life can be recovered through undiscounted future operating cash flows of the acquired operation. The amount of goodwill impairment, if any, is measured based on projected

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

              discounted future operating cash flows using a discount rate reflecting the Company's average cost of funds. The assessment of the recoverability of goodwill will be impacted if estimated future operating cash flows are not achieved.

       (e)    RESEARCH AND DEVELOPMENT AND ADVERTISING

              Research and development and advertising costs are charged to expense as incurred.

       (f)    INCOME TAXES

              The Company does not file separate income tax returns but, instead, files as part of the consolidated UDI return. Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date.

       (g)    USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

       (h)    FAIR VALUE OF FINANCIAL INSTRUMENTS

              Financial instruments that potentially subject the Company to concentrations of credit risks are primarily trade accounts receivable. The Company performs ongoing credit evaluations of its customers' financial condition. Allowances are provided for risks inherent in receivables.

       (i)    REVENUE RECOGNITION

              The Company recognizes revenue and related expenses upon the shipment of products.

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2)    INVENTORIES

              Inventories consist of the following at April 1, 2000 and December 31, 1999:

                                                                         APRIL 1,              DECEMBER 31,
                                                                           2000                    1999
                                                                   --------------------- --------------------------
       Raw materials                                             $          1,512                 1,631
       Work-in-process                                                        602                   653
       Finished goods                                                          89                    80
                                                                   --------------------- --------------------------
                                                                 $          2,203                 2,364
                                                                   ===================== ==========================

(3)    PROPERTY, PLANT AND EQUIPMENT

       Property, plant and equipment consists of the following:

                                                                        APRIL 1,             DECEMBER 31,
                                                                          2000                   1999
                                                                   --------------------  ----------------------
       Machinery and equipment                                   $          1,266                 1,262
       Furniture and fixtures                                                 146                   144
       Leasehold improvements                                                 255                   255
       Computer equipment                                                     368                   368
       Automobiles                                                             26                    26
                                                                   --------------------  ----------------------
                                                                            2,061                 2,055
       Less accumulated depreciation                                       (1,420)               (1,372)
                                                                   --------------------  ----------------------

                                                                 $            641                   683
                                                                   ====================  ======================

(4)    TRANSACTIONS WITH PARENT

       On January 1, 1997, UDI acquired the net assets of the Company for a purchase price of $7,552 including approximately $4,369 of goodwill. This acquisition of the Company by UDI was accounted for under the purchase method of accounting and all purchase accounting adjustments for the acquisition have been recognized by the Company.

       The financial statements include certain corporate general and administrative expenses incurred on a consolidated basis by UDI for all periods presented that have been allocated to the Company. Such allocations are included in the Company's statements of operations and retained earnings and amounted to $46 and $339 for the three months ended April 1, 2000 and March 31, 1999 respectively. In management's opinion, the basis for the allocation of such costs is reasonable and is based upon the ratio of the total direct operating costs incurred by

                          LEE ENGINEERING COMPANY, INC.
                     NOTES TO UNAUDITED FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

       the Company to total UDI direct operating costs. However, the expenses allocated to the Company, although made on a basis management believes is reasonable, may not necessarily be representative of amounts the Company would have incurred on a stand-alone basis.

       UDI provides cash management services for the Company on a centralized basis. During the course of the year, cash is received for the Company's operations on a daily basis and UDI funds disbursements on an as needed basis. Such activity together with the allocated costs described above are reflected in the parent company's net advances and are non-interest bearing and have no defined repayment terms and accordingly, have been classified as a separate component of stockholder's equity.

(5)    COMMITMENTS AND CONTINGENCIES

       The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

(6)    SUBSEQUENT EVENT

       On May 16, 2000, TBM Holdings, Inc., a Florida corporation, through its wholly-owned subsidiary, Long Reach Holdings, Inc. ("LRH"), a Delaware corporation, acquired the Company pursuant to a stock purchase agreement. The acquisition was effected by LRH's purchase of all of the outstanding common stock of the Company from UDI.

                               UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS

       The following unaudited pro forma financial statements consist of the condensed consolidated unaudited pro forma statement of operations of TBM Holdings, Inc. ("TBM") for the year ended January 1, 2000 and the three months ended April 1, 2000, and the condensed consolidated unaudited pro forma balance sheet of TBM as of April 1, 2000, and related notes. The condensed consolidated unaudited pro forma statements of operations of TBM give effect to the February, 2000 merger of Long Reach Holdings, Inc. ("Long Reach") with and into a wholly-owned subsidiary of TBM (the "Long Reach Merger") and the May, 2000 acquisition by TBM, through Long Reach, of all of the outstanding capital stock of Lee Engineering Company, Inc. ("Lee Engineering") from United Dominion Industries, Inc. (the "Lee Engineering Acquisition"), as if such transactions had occurred on January 1, 1999. The condensed consolidated unaudited pro forma balance sheet of TBM gives effect to the Lee Engineering Acquisition as if such transaction had occurred on April 1, 2000.

       The historical data of TBM for the year ended January 1, 2000 have been derived from TBM's audited financial statements. The unaudited historical data of TBM as of and for the three months ended April 1, 2000 have been derived from TBM's unaudited financial statements. The unaudited historical data of Long Reach for the year ended January 1, 2000 and for the period from January 2, 2000 to February 23, 2000 have been derived from Long Reach's unaudited historical consolidated financial statements. The historical data of Lee Engineering for the year ended December 31, 1999 have been derived from Lee Engineering's audited financial statements. The unaudited historical data of Lee Engineering as of and for the three months ended April 1, 2000 have been derived from Lee Engineering's unaudited financial statements.

       The unaudited pro forma financial statements are based on assumptions and include adjustments as explained in the notes thereto. The unaudited pro forma financial statements are not necessarily indicative of the actual financial results if the transactions described in the preceding paragraphs had been effective on and as of the dates indicated and should not be considered indicative of operations in future periods or as of future dates.

                               TBM HOLDINGS, INC
           CONDENSED CONSOLIDATED UNAUDITED PRO FORMA BALANCE SHEET
                                 APRIL 1, 2000
                   (Dollars in thousands, except share data)


                                                                                             TBM                 Lee
                                                                                          Holdings           Engineering
                                               ASSETS                                    Historical           Historical
                                                                                       ---------------      -------------
Current assets:
 Cash and cash equivalents                                                             $      12,520        $         4
 Accounts Receivable, net                                                                      4,875              2,174
 Inventories                                                                                   7,165              2,203
 Deferred income taxes                                                                            --                 74
 Prepaid expenses and other receivables                                                          150                 30
                                                                                       ---------------      -------------
      Total current assets                                                                    24,710              4,485
                                                                                       ---------------      -------------
Property, plant and equipment, net                                                             6,947                641
Goodwill                                                                                       7,300              4,021
Deferred income taxes                                                                             --                 79
Other assets                                                                                     261                -
                                                                                       ---------------      -------------
                                                                                       $      39,218        $     9,226
                                                                                       ===============      =============

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable                                                                $       2,456        $     1,497
 Current portion of long-term debt                                                               180                -
 Legal settlement                                                                                 80                -
 Accrued expenses                                                                              2,599                800
 Bank overdraft payable                                                                          590                -
                                                                                       ---------------      -------------
      Total current liabilities                                                                5,905              2,297
                                                                                       ---------------      -------------
Revolving credit loan                                                                          5,080                -


Long-term debt, excluding current portion                                                      5,189                -

Other long-term liabilities                                                                      109                -


Stockholders' equity:
 Common stock, $.001 par value. Authorized 10,000,000 shares; 4,519,337 shares
  issued and outstanding                                                                           5                -
 Additional paid-in capital                                                                   35,262              7,546
 Accumulated other comprehensive loss - foreign currency translation adjustments                 (10)               -
 Accumulated deficit                                                                         (12,322)              (617)
                                                                                       ---------------      -------------
      Total stockholders' equity (deficit)                                                    22,935              6,929

Commitments and contingencies
                                                                                       ---------------      -------------
                                                                                       $      39,218        $     9,226
                                                                                       ===============      =============

                                                                                                                 TBM
                                                                                                               Holdings
                                                                                         Pro Forma            Pro Forma
                                               ASSETS                                   Adjustments          (Unaudited)
                                                                                      ---------------      ----------------
Current assets:
 Cash and cash equivalents                                                            $      (5,383)(e)    $        7,141
 Accounts Receivable, net                                                                        --                 7,049
 Inventories                                                                                    190 (f)             9,558
 Deferred income taxes                                                                           --                    74
 Prepaid expenses and other receivables                                                          --                   180
                                                                                      ---------------      ----------------
      Total current assets                                                                   (5,193)               24,002
                                                                                      ---------------      ----------------
Property, plant and equipment, net                                                               --                 7,588
Goodwill                                                                                        568 (a)            11,889
Deferred income taxes                                                                            --                    79
Other assets                                                                                      6 (d)               267
                                                                                      ---------------      ----------------
                                                                                      $      (4,619)       $       43,825
                                                                                      ===============      ================
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Trade accounts payable                                                               $         310 (d)    $        4,263
 Current portion of long-term debt                                                               --                   180
 Legal settlement                                                                                --                    80
 Accrued expenses                                                                                --                 3,399
 Bank overdraft payable                                                                          --                   590
                                                                                      ---------------      ----------------
      Total current liabilities                                                                 310                 8,512
                                                                                      ---------------      ----------------
Revolving credit loan                                                                         2,000 (b)             7,080


Long-term debt, excluding current portion                                                        --                 5,189

Other long-term liabilities                                                                      --                   109

Stockholders' equity:
 Common stock, $.001 par value. Authorized 10,000,000 shares; 4,519,337 shares
  issued and outstanding                                                                         --                     5
 Additional paid-in capital                                                                  (7,546)(c)            35,262
 Accumulated other comprehensive loss - foreign currency translation adjustments                 --                   (10)
 Accumulated deficit                                                                            617 (c)           (12,322)
                                                                                      ---------------      ----------------
      Total stockholders' equity (deficit)                                                   (6,929)               22,935

Commitments and contingencies
                                                                                      ---------------      ----------------
                                                                                      $      (4,619)       $       43,825
                                                                                      ===============      ================

See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                              TBM HOLDINGS, INC.
      CONDENSED CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                    Three month period ended April 1, 2000
                     (In thousands, except per share data)

                                                            Long Reach             Pro Forma                             Lee
                                            TBM Holdings     Holdings           Adjustments for       TBM Holdings   Engineering
                                             Historical     Historical(g)        the Long Reach         Pro Forma     Historical
                                             (Unaudited)   (Unaudited)               Merger            (Unaudited)   (Unaudited)
                                            ------------   -----------          ---------------       ------------   -----------
Net sales                                  $      3,655    $    4,604           $            -        $     8,259    $    4,624
Cost of sales                                     2,607         3,846                      (12)(h)          6,441         3,942
                                            ------------   ----------           ---------------       ------------   -----------
Gross profit                                      1,048           758                       12              1,818           682
Selling, general and administrative
   expense                                        1,051         1,466                      (12)(h)                        1,131
                                                                                            30 (i)          2,535
                                            ------------   ----------           ---------------       ------------   -----------
Income (loss) from operations                        (3)         (708)                      (6)              (717)         (449)
Interest expense, net                               (99)         (204)                      80 (j)           (223)          -
Other income (expense), net                         132           -                                           132           -
Income (loss) before income taxes                    30          (912)                      74               (808)         (449)
Income tax expense                                   22            13                       -- (l)             35           -
                                            ------------   ----------           ---------------       ------------   -----------
Net income (loss)                          $          8    $     (925)          $           74        $      (843)   $     (449)
                                            ============   ==========           ===============       ============   ===========
Basic earnings (loss) per share            $        -
Basic weighted average shares outstanding         3,292
                                            ============
Diluted earnings (loss) per share          $        -
Diluted weighted average shares
   outstanding                                    3,442
                                            ============


                                                Pro Forma            TBM Holdings
                                           Adjustments for the        Pro Forma
                                             Lee Engineering         As Adjusted
                                               Acquisition           (Unaudited)
                                           -------------------       ------------

Net sales                                  $              -          $    12,883
Cost of sales                                             (17)(h)         10,366
                                           -------------------       ------------
Gross profit                                               17              2,517
Selling, general and administrative
   expense                                                (37)(h)
                                                           31 (i)          3,660
                                           -------------------       ------------
Income (loss) from operations                              23             (1,143)
Interest expense, net                                     (48)(j)           (271)
Other income (expense), net                               (67)(k)             65
Income (loss) before income taxes                         (92)            (1,349)
Income tax expense                                         -- (l)             35
                                           -------------------       ------------
Net income (loss)                          $              (92)       $    (1,384)
                                           ===================       ============
Basic earnings (loss) per share                                      $     (0.42)
Basic weighted average shares outstanding                                  3,292
                                                                     ============
Diluted earnings (loss) per share                                    $     (0.40)
Diluted weighted average shares
   outstanding                                                             3,442
                                                                     ============

See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                              TBM HOLDINGS, INC.
      CONDENSED CONSOLIDATED UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      for the year ended January 1, 2000
                     (In thousands, except per share data)



                                                                                                                 TBM Holdings
                                                                                                                  Pro Forma
                                                                        Long Reach              Pro Forma          for the
                                                  TBM Holdings           Holdings            Adjustments for      Long Reach
                                                   Historical           Historical(g)        the Long Reach         Merger
                                                    (Audited)          (Unaudited)                Merger          (unaudited)
                                                  ------------         -----------           ---------------       ------------
Net sales                                         $       -            $   39,229            $          -          $    39,229
Cost of sales                                             -                33,525                      (535)(h)         32,990
                                                  ------------         -----------           ---------------       ------------
Gross profit                                              -                 5,704                       535              6,239
Selling, general and administrative expense               446               9,257                      (161)(h)
                                                                                                        183 (i)          9,725
                                                  ------------         -----------           ---------------       ------------
Income (loss) from operations                            (446)             (3,553)                      513             (3,486)
Interest expense, net                                     -                (1,773)                      940 (j)           (833)
Other income (expense), net                               470                 275                       -                  745
Income from discontinued operations                        15                  -                        -                   15
                                                  ------------         -----------           ---------------       ------------
Income (loss) before income taxes                          39              (5,051)                    1,453             (3,559)
Income tax (benefit)                                      -                (1,119)                     (163)(l)         (1,282)
                                                  ------------         -----------           ---------------       ------------
Net income (loss)                                 $        39          $   (3,932)           $        1,616        $    (2,277)
                                                  ============         ===========           ===============       ============
Basic and diluted earnings (loss) per share:
    From continuing operations                    $      0.02
    Form discontinued operations                         0.01
                                                  ------------
    Net                                           $      0.03
                                                  ============
Basic and diluted weighted average shares
    outstanding                                         1,401
                                                  ============



                                                                                            TBM Holdings
                                                                                             Pro Forma
                                                                                            for the Long
                                                                                            Reach Merger
                                                                                             and the Lee
                                                        Lee              Pro Forma           Engineering
                                                    Engineering     Adjustments for the      Acquisition
                                                     Historical      Lee Engineering         As Adjusted
                                                     (Audited)         Acquisition           (Unaudited)
                                                    -----------    -------------------      ------------

Net sales                                           $   16,834      $             -           $  56,063
Cost of sales                                           12,688                    (98)(h)        45,580
                                                    -----------    -------------------      ------------
Gross profit                                             4,146                     98            10,483
Selling, general and administrative expense              5,282                     (2)(h)
                                                                                  124 (i)        15,129
                                                    -----------    -------------------      ------------
Income (loss) from operations                           (1,136)                   (24)           (4,646)
Interest expense, net                                      -                     (192)(j)        (1,025)
Other income (expense), net                               (291)                  (269)(k)           185
Income from discontinued operations                         -                      -                 15
                                                    -----------    -------------------      ------------
Income (loss) before income taxes                       (1,427)                  (485)           (5,471)
Income tax benefit                                        (508)                  (234)(l)        (2,024)
                                                    -----------    -------------------      ------------
Net income (loss)                                   $     (919)     $            (251)        $  (3,447)
                                                    ===========    ===================      ============
Basic and diluted earnings (loss) per share:
    From continuing operations                                                                $   (1.82)
    Form discontinued operations                                                                   0.01
                                                                                            ------------
    Net                                                                                       $   (1.81)
                                                                                            ============
Basic and diluted weighted average shares
    outstanding                                                                                   1,901
                                                                                            ============

See accompanying notes to condensed consolidated unaudited pro forma financial statements.

                               TBM HOLDINGS, INC.
               NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

On May 16, 2000, TBM Holdings, Inc. ("TBM") acquired all of the capital stock of Lee Engineering Company, Inc., for $7,383 of cash (the "Lee Engineering Acquisition"). On May 22, 2000, TBM changed the name of Lee Engineering Company, Inc. to Presto Lifts, Inc. ("Presto Lifts"). Presto Lifts is a manufacturer of material handling and ergonomic work positioning equipment. The Lee Engineering Acquisition has been accounted for using the purchase method of accounting, effective at the date of acquisition. The purchase price was allocated to assets purchased and liabilities assumed as follows:

Working capital                             $  2,153
Property and equipment                           641
Goodwill                                       4,589
                                             -------
Purchase Price                              $  7,383
                                             =======

The condensed consolidated unaudited pro forma balance sheet at April 1, 2000 presents the Lee Engineering Acquisition as if it had occurred on that date. The condensed consolidated unaudited pro forma statements of operations for the year ended January 1, 2000 and the three months ended April 1, 2000 give effect to the pro forma results of TBM for the February 23, 2000 acquisition of Long Reach Holdings, Inc. (the "Long Reach Merger") and the Lee Engineering Acquisition for the entire periods presented.

These statements should be read in conjunction with the separate audited financial statements and notes thereto of TBM and Long Reach Holdings, Inc., which have been previously filed with the Securities and Exchange Commission. The condensed consolidated unaudited pro forma statements are not necessarily indicative of the results of operations of TBM and the Long Reach Merger, as it may be in the future or as it would have been had the Lee Engineering Acquisition and the Long Reach Merger been effective January 1, 2000 or January 1, 1999.

(a) Reflects the application of the purchase price to Presto Lifts' assets acquired and liabilities assumed. The resulting goodwill is expected to be amortized over a period of 20 years.

(b) Reflects the proceeds to TBM from borrowings under its bank debt with Long Reach Holdings, Inc.'s lender to finance a portion of the purchase price.

(c) Reflects the elimination of the historical equity of Lee Engineering Company, Inc. in applying the purchase price.

                               TBM HOLDINGS, INC.
               NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(d) Reflects the accrual of $310 transaction fees related to the Lee Engineering Acquisition, including $6 of financing costs.

(e)      Reflects net cash used to finance the Lee Engineering Acquisition.

(f) Reflects the write up of inventory to estimated fair value less estimated selling costs and a reasonable profit on selling efforts.

(g) Includes results of Long Reach Holdings, Inc. for the period from January 2, 2000 to February 23, 2000 (the date of the Long Reach Merger) for the three months ended April 1, 2000.

(h) For the Long Reach Merger, the adjustment reflects the reduction in depreciation in cost of sales, $535 for the year ended January 1, 2000 and $12 for the three months ended April 1, 2000. The adjustment also reflects the reduction in depreciation in selling, general and administrative expenses, $161 for the year ended January 1, 2000 and $12 for the three months ended April 1, 2000. These adjustments result from the write-down of property, plant and equipment to fair value related to the Long Reach Merger.

         For the Lee Engineering Acquisition, the adjustment reflects the reduction in depreciation in cost of sales, $98 for the year ended January 1, 2000 and $17 for the three months ended April 1, 2000. The adjustment also reflects the reduction in depreciation in selling, general and administrative expenses, $2 for the year ended January 1, 2000 and $37 for the three months ended April 1, 2000. These adjustments result from the change in estimated useful lives of property, plant and equipment acquired in the Lee Engineering Acquisition.

(i) Adjustment to reflect the amortization of additional goodwill for the year ended January 1, 2000 and the three months ended April 1, 2000. TBM recorded goodwill of approximately $7,332 in the Long Reach Merger and $4,589 in the Lee Engineering Acquisition and is amortizing the goodwill over 20 years.

                               TBM HOLDINGS, INC.
               NOTES TO CONDENSED CONSOLIDATED UNAUDITED PRO FORMA
                              FINANCIAL STATEMENTS
           (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(j)      Adjustment to interest expense to reflect the following:

                                                               Year ended            Three  months ended
                                                            January 1, 2000              April 1, 2000
                                                            ---------------              -------------
     Effect of additional financing incurred with the
       Long Reach Merger and the
       Lee Engineering Acquisition:

     Commitment fees on revolver                                  $    34                   $  9
     Bank revolver loan:
       Long Reach Merger ($3,200 at 9.5%)                             304                     76
       Lee Engineering Acquisition   ($2,000 at 9.5%)                 190                     48
     Bank term loan ($2,500 at 9.5%)                                  238                     59
     Subordinated notes ($3,000 at 6.0%)                              170                     42
     Other                                                             19                     20
     Amortization of financing costs
       resulting from the Long Reach Merger and the
       Lee Engineering Acquisition  ($318 amortized
       between 3 to 5 years)                                           70                     17
                                                                  -------                   ----

         Pro forma interest expense                                 1,025                    271
         Less - Historical interest expense                        (1,773)                  (303)
                                                                  -------                   ----

         Pro forma interest expense adjustment                     ($ 748)                 ($ 32)
                                                                  =======                   ====


(k) Adjustment to other income (expense), net to reflect reduction in available working capital for short-term investments.

(l) Adjustment to reflect the tax impact on a pro forma basis using an effective rate of 37% to the extent of available deferred tax liabilities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Amendment to Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TBM HOLDINGS, INC.


                                        By:    /s/ William A. Schwartz
                                           -------------------------------------
                                           William A. Schwartz
                                           President

Dated:   July 31, 2000

                                Index to Exhibits

Exhibit No.                Description
-----------                -----------

     2 Stock Purchase Agreement, dated as of May 16, 2000, by and among Long Reach Holdings, Inc., United Dominion Industries, Inc. and Lee Engineering Company, Inc., previously filed as an exhibit to Form 8-K dated May 16, 2000, filed with the Commission on May 24, 2000.

     10 Amendment Two to Loan and Security Agreement, dated as of May 16, 2000, between Long Reach Holdings, Inc. and Bank One, Texas, N.A., previously filed as an exhibit to Form 8-K dated May 16, 2000, filed with the Commission on May 24, 2000.

     23                    Consent of KPMG.

     99 Press Release dated Mary 18, 2000, previously filed as an exhibit to Form 8-K dated May 16, 2000, filed with the Commission on May 24, 2000.